EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GelTech Solutions, Inc. filed on September 29, 2008 and Form S-1/A filed on April 4, 2016 of our report dated March 28, 2017 on the consolidated financial statements of GelTech Solutions, Inc. and Subsidiaries, as of December 31, 2016 and 2015 and for the each of the two years in the period ended December 31, 2016.

SALBERG & COMPANY, P.A.

/s/ Salberg & Company, P.A.

Boca Raton, Florida

March 28, 2017